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                                                                   EXHIBIT 10.22

                               SUBLEASE AGREEMENT

      THIS SUBLEASE AGREEMENT (this "Sublease") is dated as of December 15, 2003 between PITNEY BOWES INC. ("Sublandlord"), a Delaware corporation, and EAGLE TEST SYSTEMS, INC. ("Subtenant"), an Illinois corporation.

                                    RECITALS

      A. By Industrial Lease dated as of April 14, 2000 (the "Prime Lease"), Sublandlord, as tenant, leases from Millbrook I LLC, as landlord ("Landlord"), certain premises (the "Premises") consisting of approximately 43,296 rentable square feet located in a one-story industrial building (the "Building") known as 2550 Millbrook Drive, Buffalo Grove, Illinois, as more particularly described in the Prime Lease.

      B. Subtenant desires to sublease from Sublandlord the entire Premises, and Sublandlord desires to sublease the entire Premises to Subtenant, on the terms and subject to the conditions hereinafter set forth.

      C. All capitalized terms used but not defined in this Sublease shall have the same meanings given to them in the Prime Lease.

      NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter contained, the parties hereby agree as follows:

1. Demise. Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublandlord. Sublandlord represents that: (i) the Prime Lease is in full force and effect; (ii) Sublandlord has received no notice that it is in default under the Prime Lease; and (iii) to its best knowledge, Landlord is not in default under the Prime Lease. Sublandlord has delivered a copy of the Prime Lease to Subtenant.

2.    Term; As-Is Condition; Purpose; Early Occupancy

      (a) The term (the "Term") of this Sublease shall commence on January 15, 2004 (the "Commencement Date") and shall expire on the date (the "Expiration Date") that is the earlier of: (i) January 15, 2005, subject to extension pursuant to subsection 2(b) below; or (ii) five (5) days prior to the expiration or sooner termination of the Prime Lease, unless sooner terminated pursuant to the provisions of this Sublease.

      (b) If this Sublease is in full force and effect on January 15, 2005, the Term shall automatically be extended until June 25, 2005, provided either party shall have the right to terminate this Sublease effective on or after January 15, 2005 with at least thirty (30) days' prior written notice to the other party specifying the effective date of such termination. In no event shall the Term extend beyond June 25, 2005. Notwithstanding anything to the contrary herein, if Sublandlord receives prior to May 15, 2005 a copy of a fully-executed lease agreement between Subtenant and Landlord for the Premises, the term of which commences July 1, 2005, the Expiration Date shall be June 30, 2005. In such case: (i) Sublandlord shall have no obligation to surrender the Premises at the end of the term of the Lease and Landlord waives all obligations

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and liabilities in connection therewith; (ii) Landlord shall be deemed to have accepted the Premises in its then-current condition as of June 30, 2005; and
(iii) as of July 1, 2005, Landlord shall look solely to Subtenant, and waives all claims against Sublandlord, regarding the condition of the Premises.

      (c) Subtenant shall take possession of the Premises in their present "as is" condition. No representations have been made to Subtenant concerning the condition of the Premises, nor have any promises to alter or improve the Premises (or to give any form of work allowance) been made by Sublandlord or any party on behalf of Sublandlord.

      (d) Subtenant shall use and occupy the Premises during the Term for only the following purpose: A secondary assembly facility (electronic testing systems) in compliance with all applicable Legal Requirements. This Sublease is only for Subtenant's actual use and occupancy.

      (e) Upon Sublandlord's receipt of: (i) at least one (1) original, fully-executed counterpart of this Sublease; (ii) evidence of Subtenant's insurance required by Section 7 below; and (iii) Landlord's written consent to this Sublease and the provisions set forth in subsection 2(b) and this subsection 2(e), Subtenant shall have the right to enter the Premises upon the consent specified in subsection 2(e)(iii) above for purposes of installing Subtenant's property and performing such other related activities in the Premises that are preparatory for its occupancy, including without limitation sealing the warehouse floor of the Premises with an antistatic coating, replacing Sublandlord's signage with Subtenant's identity (name and Logo), distribution of electrical needs, cabling for telecommunications(phone/data) and installation of subtenant fixtures used in production/assembly of Subtenant's product. Notwithstanding anything to the contrary herein, if Subtenant enters the Premises prior to the Commencement Date, all terms and conditions of this Sublease other than with respect to the payment of Base Rent shall be in full force and effect.

3.    Incorporation By Reference; Landlord's Obligations.

      (a) To the extent not inconsistent with the provisions of this Sublease, the terms, provisions, covenants and conditions of the Prime Lease are hereby incorporated by reference on the following basis: Subtenant hereby assumes all of the obligations of Sublandlord under the Prime Lease with respect to the Premises, accruing or payable during the Term. The term "Landlord" therein shall refer to Sublandlord hereunder, its successors and assigns, and the term "Tenant" therein shall refer to Subtenant hereunder, and its permitted successors and assigns. To the extent not inconsistent with this Sublease, Subtenant shall also be entitled to all the rights of Sublandlord per the provisions, covenants, and conditions as allowed in the Prime Lease. The obligations assumed by Subtenant hereunder that accrue during the Term shall survive and extend beyond the termination of this Sublease. For purposes of incorporation into this Sublease only, the following provisions of the Prime Lease are hereby deleted: Sections 1.3, 1.4, 2.1 through 2.4, 4.0, Article V (with the exceptions that Subtenant shall not be obligated for repairs and maintenance of underground utilities and Subtenant shall not be obligated for environmental or any capital repairs that pre-exist or are unrelated to Subtenant's occupancy), the first sentence of Section 16.0 starting in the fourth line with: "provided, however," 17.1, 19.11, 19.31, 19.32 and 19.34 (except Sublandlord represents, to the best of its knowledge, there are no existing

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environmental issues or pending suits that would impact Subtenant's safety or occupancy of this space).

      (b) Subtenant recognizes that Sublandlord is not in a position to furnish the services set forth in the Prime Lease, obtain an agreement of nondisturbance, or to perform certain other obligations that are not within the control of Sublandlord, such as, without limitation, maintenance, repairs and replacements, compliance with laws, insurance obligations, providing Building Services, and restoration of the Premises and Building after casualty or condemnation. Therefore, notwithstanding anything to the contrary contained in this Sublease, Subtenant agrees that: (i) Subtenant shall look solely to Landlord to furnish all services and maintenance and to perform all obligations that Landlord has agreed to perform and observe under the Prime Lease; and (ii) performance by Sublandlord of certain of its obligations under this Sublease is conditioned upon performance by Landlord off its corresponding obligations under the Prime Lease. Subject to Section 10 below, Sublandlord shall not be liable to Subtenant or be deemed in default hereunder for failure of Landlord to furnish or perform the same.

4. Rent. Subtenant shall pay to Sublandlord as annual base rent ("Base Rent") TWO HUNDRED SIXTEEN THOUSAND FOUR HUNDRED EIGHTY AND NO/100 DOLLARS ($216,480.00), which amount shall be due and payable in advance in equal monthly installments of $18,040.00 on the first (1st) day of each month, commencing on the Commencement Date, prorated for a portion of a month. An amount equal to one monthly installment of Base Rent has been paid upon Subtenant's execution hereof, which shall be applied to the first installment of Base Rent due hereunder.

5. Subletting and Assignment. Subtenant shall not, without the prior written consent of Sublandlord: (i) further sublet all or any part of the Premises; (ii) transfer, hypothecate, assign, convey, or mortgage this Sublease or any interest under it or allow any lien upon Subtenant's interest hereunder by operation of law; or (iii) suffer, tolerate, permit, or allow the use or occupancy of the Premises by anyone other than Subtenant, its agents and employees. Subject to
Article X of the Prime Lease, Sublandlord shall not unreasonably withhold or delay its consent to a further subletting of the Premises or an assignment of this Sublease by Subtenant. Sublandlord's consent to any such subletting or assignment, however, shall be conditional upon and subject to Subtenant obtaining the written consent of Landlord thereto when required under the Prime Lease. No such transaction shall release Subtenant from liability hereunder.

6. Insurance Compliance. Subtenant shall maintain, at its sole cost and expense, for the Term, any and all insurance in the amounts and form required of Sublandlord by and pursuant to the provisions of the Prime Lease. All such policies shall name Sublandlord, Landlord and designees of Landlord as additional insureds, shall be issued by reputable insurance companies approved by Landlord and shall be endorsed to provide that they shall not be modified or cancelled without thirty (30) days' prior written notice to Sublandlord and Landlord. On or prior to the Commencement Date or any earlier occupancy of the Premises, Subtenant shall furnish copies of such policies to Sublandlord evidencing that the required coverage is being maintained, together with such evidence as Sublandlord shall deem satisfactory of the payment of premiums thereon.

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7.    Indemnification.

      (a) Sublandlord, its officers, agents, and employees, shall not be liable for, and Subtenant shall indemnify and save Sublandlord and Landlord harmless from and against all claims, liability, loss, or damage during the Term to persons or property sustained by Subtenant or by any other person, due to the Premises or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident in, on, or about the Premises, or any damage caused by fire, or other casualty or leakage, or due to the act or neglect of any person, excluding the employees, agents, or contractors of Sublandlord or Landlord. This provision shall apply (but not exclusively) to damage caused by sprinkling devices or air conditioning or heating equipment and to damage caused by water, wind, frost, steam, excessive heat or cold, broken glass, gas, odors, or noise or by the bursting or leaking of pipes or plumbing fixtures or the failure of any appurtenances or equipment. Sublandlord and Subtenant waive all rights against each other for damages caused by fire or other perils covered by insurance in connection with the Premises, to the extent of insurance received.

      (b) Subtenant shall not take any action or fail to take any action in connection with the Premises as a result of which Sublandlord would be in violation of any of the provisions of the Prime Lease. Subtenant shall defend, indemnify, and hold Sublandlord harmless from and against all loss, cost, liability, damage, and expense (including, but not limited to, attorneys' fees and court costs) caused by or arising out of Subtenant's act or inaction as a result of which Sublandlord is alleged and/or determined to be in violation of any of the provisions of the Prime Lease. Sublandlord shall not take any action or fail to take any action in connection with the Premises and its lease obligations as a result of which Sublandlord would be in violation of any of the provisions of the Prime Lease. Sublandlord shall defend, indemnify, and hold Subtenant harmless from and against all loss, cost, liability, damage, and expense (including, but not limited to, attorneys' fees and court costs) to the extent caused by or arising out of Sublandlord's act or inaction as a result of which is a violation of any of the provisions of the Prime Lease.

8. Casualty. If the Premises are damaged by fire or other casualty, and Landlord or Sublandlord shall, pursuant to the terms of the Prime Lease, elect to terminate the Prime Lease, this Sublease shall cease and terminate on the date of termination of the Prime Lease, and Rent shall be apportioned from the time of the damage. Otherwise, this Sublease shall remain in full force and effect, subject to the terms of the Prime Lease. Sublandlord shall have no obligation hereunder to repair any portion of the Premises, whether or not this Sublease shall be terminated, which obligation shall be Landlord's to the extent required under the Prime Lease.

9.    Rights of Landlord.

      (a) Subtenant acknowledges any rights specifically reserved by Landlord under the Prime Lease, and Subtenant further acknowledges that its possession and use of the Premises shall at all times be subject to such rights. Subtenant hereby releases Sublandlord from all liability in connection with Landlord's exercise of such rights.

      (b) If Subtenant fails to do any act required of it hereunder or under the Prime Lease, Sublandlord may (but shall not be obligated to) do so, and Subtenant shall pay the cost thereof as Additional Rent within ten (10) days after receiving Sublandlord's statement therefor.

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10.   Default by Landlord. Sublandlord shall not be liable to Subtenant for
Landlord's failure to perform any of Landlord's obligations under the Prime Lease, nor shall Sublandlord have any obligation to perform same or to bring legal proceedings or take any other action against Landlord to assure performance of Landlord's obligations under the Prime Lease. Except as otherwise provided herein, whenever Sublandlord shall have the right to enforce any rights against Landlord or any other party under the Prime Lease because of the default or breach of Landlord or such other party with respect to the Premises, and if, within a reasonable period after Subtenant's request, Sublandlord fails to enforce such rights, then Subtenant shall have the right, in the name of Subtenant or, if necessary, in the name of Sublandlord, to enforce any such rights of Sublandlord with respect to the Premises. Such enforcement shall be at the sole expense of Subtenant, and Subtenant shall indemnify Sublandlord against all costs and expenses, including but not limited to reasonable attorneys' fees, which may be incurred by Sublandlord in connection with any claim, action, or proceeding so undertaken by Subtenant. Any amount of recovery obtained by Subtenant shall be the property of Subtenant, except that Sublandlord shall be compensated therefrom for any damages sustained by Sublandlord as a consequence of such default or breach on the part of Landlord or such other party.

11.   Default by Subtenant.

      (a) If: (i) Subtenant defaults in the payment, when due, of any installment of Rent and Subtenant fails to remedy such default within five (5) days after the date such payment was due; or (ii) Subtenant defaults in fulfilling any other covenant of this Sublease and Subtenant fails to remedy such default within ten (10) days after notice by Sublandlord to Subtenant specifying the nature of such default (or if such default cannot be completely cured or remedied within such ten (10)-day period and Subtenant shall not have diligently commenced curing such default within a five (5)-day period and shall not thereafter diligently remedy or cure such default within sixty (60) days after notice from Sublandlord); or (iii) there is any Default by Subtenant, then Sublandlord may, in addition to all remedies available to it by the terms of the Primes Lease and by notice to Subtenant, cancel this Sublease, and this Sublease and the Term hereunder shall end and expire as fully and completely as if the date of cancellation were the day herein definitely fixed for the end and expiration of this Sublease and the Term hereof. Subtenant shall then quit and surrender the Premises to Sublandlord, but Subtenant shall remain liable as provided in the Prime Lease and hereunder.

      (b) If: (i) a notice provided for in subsection (a) above shall have been given and the Term shall expire as aforesaid; or (ii) any execution shall be issued against Subtenant or any of Subtenant's property, whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Subtenant, then and in any of such events, Sublandlord may, without notice, re-enter the Premises, and dispossess Subtenant, and the legal representative of Subtenant or other occupant of the Premises, by summary proceedings or otherwise, and remove their effects and hold the Premises as if this Sublease had not been made. Subtenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end, but Subtenant shall remain liable for damages as provided in the Prime Lease and hereunder.

12. Broker. The parties acknowledge that this Sublease was procured through the efforts of Cushman & Wakefield, Inc., Cushman & Wakefield of Illinois, Inc. and Trammell Crow

Company (collectively, the "Brokers"), and Sublandlord shall compensate the Brokers pursuant to a separate agreement. Subtenant represents that it has dealt with no broker in connection with this Sublease other than the Brokers. Subtenant shall indemnify and hold harmless Sublandlord from any liability or loss, including reasonable attorneys' fees, resulting from a breach of the foregoing representation.

13. Taxes. Subtenant shall not be liable for any federal, state, or municipal income tax imposed upon Sublandlord as a result of this Sublease or any profits derived hereunder.

14. Remedies. The taking of any action by Subtenant, the occurrence of any event in regard to Subtenant, or the failure to act by Subtenant that would be a default under the Prime Lease if occurring or failing to occur in regard to Sublandlord, shall entitle Sublandlord to take all action with regard to Subtenant under this Sublease that Landlord is permitted to take against Sublandlord under the terms of the Prime Lease. Subtenant shall indemnify and hold harmless Sublandlord from and against all loss, cost, injury, liability, or expense (including reasonable attorneys' fees and court costs) caused by or arising out of Subtenant's default, breach, or violation of the terms of this Sublease.

15. Options. Anything in the Prime Lease to the contrary notwithstanding, Subtenant shall have no option to extend or renew the Term or expand or reduce the Premises.

16.   Surrender and Holdover.

      (a) Upon any termination of this Sublease, by expiration of the Term or otherwise: (i) Subtenant shall immediately vacate the Premises and surrender possession thereof to Sublandlord in the same condition provided to Subtenant at time of execution of this Sublease; (ii) Subtenant shall surrender the Premises free and clear of all liens and encumbrances; and (iii) Sublandlord shall have full authority and license to enter and take possession of the Premises.

      (b) Subtenant shall pay to Sublandlord 200% of the monthly Rent hereunder plus all other costs for each month or portion thereof that Subtenant shall retain possession of the Premises or any part thereof after the termination of this Sublease, whether by lapse of time or otherwise, and shall also pay all damages sustained by Sublandlord to Landlord or otherwise on account thereof. Furthermore, Subtenant shall be subject to eviction proceedings and any other remedy or right accorded to Sublandlord in law or at equity. Any holding over by Subtenant upon termination of this Sublease shall not be evidence of an extension or renewal of the Term, nor shall acceptance of Rent or other payments by Sublandlord from Subtenant be evidence of the same, but such occupancy shall be terminable by either party on ten (10) days' notice.

      (c) Sublandlord represents and warrants that there are no items/alterations of which Landlord requires removal upon expiration of the Prime Lease in accordance with Section 9 of the Prime Lease.

17.   Miscellaneous.

      (a) Each provision of this Sublease shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

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      (b)   Subtenant acknowledges that this Sublease is subject and subordinate to all of the terms, covenants and conditions of the Prime Lease and to all rights of Landlord thereunder. In the event of any conflict between the terms and conditions of this Sublease and the terms and conditions of the Prime Lease, the terms and conditions of this Sublease shall control as between Sublandlord and Subtenant.

      (c) In the event that any provision of this Sublease is deemed to be invalid or unenforceable for any reason, this Sublease shall be construed as not containing such provision, and the invalidity or unenforceability thereof shall not render any other provision of this Sublease invalid or unenforceable.

      (d) Any Rent not paid within ten (10) days after the due date thereof shall thereafter be payable with interest at the rate of four (4) percentage points per annum plus the fluctuating prime or base rate of Bank of America (or any successor) in effect on the due date of such Rent, which interest shall be payable for the period from the due date to the date of payment.

      (e) Any provision of this Sublease or the Prime Lease that requires Sublandlord not to unreasonably withhold its consent shall never be the basis for an award of damages or give rise to a right of setoff to Subtenant, but may be the basis for a declaratory judgment or specific injunction with respect to the matter in question.

      (f) Whenever Subtenant must obtain the consent of Landlord with respect to the Premises, Sublandlord shall cooperate with Subtenant (at Subtenant's sole cost and expense) in obtaining Landlord's consent. Sublandlord and Subtenant shall promptly forward to the other true copies of all notices, requests, demands and communications received from Landlord (or its agent) with respect to the Premises or this Sublease.

      (g) Subtenant shall indemnify and hold Sublandlord harmless from the costs of any special services (including without limitation overtime HVAC and special cleaning services) that Subtenant may order through Sublandlord or directly from Landlord with respect to the Premises.

      (h) Each provision of this Sublease has been mutually negotiated, prepared and drafted. Each party hereto has been represented by legal counsel and, in connection with the construction of any provision hereof or deletion here from, no consideration shall be given to the issue of which party actually prepared, drafted, requested or negotiated any such provision or deletion.

      (i) Notwithstanding anything to the contrary contained in this Sublease, if, in the Prime Lease, any grace period(s) are afforded Sublandlord, the grace period(s) in question, under this Sublease and between Sublandlord and Subtenant, shall be three (3) business days shorter than under the Prime Lease.

18. Notices. Any notice, request or demand under this Sublease shall be in writing, considered properly delivered when actually received by the other party, addressed as hereinafter provided, and: (i) sent by a nationally-recognized overnight courier with return receipt; or (ii) sent bay the United States Postal Service, registered or certified mail (return receipt requested). Any notice, request or demand by Subtenant to Sublandlord shall be addressed to Sublandlord at

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the address for Sublandlord set forth below, until otherwise directed in writing by Sublandlord. Any notice, request or demand by Sublandlord to Subtenant shall be addressed to Subtenant at the address for Subtenant set forth below, until otherwise directed in writing by Subtenant. Receipt of any notice shall be evidenced by the date of receipt or rejection on the return receipt. Each of Subtenant and Sublandlord shall promptly deliver to the other a copy of each notice, demand, request, consent or approval to or from Landlord.

                    If to Subtenant:

                    Eagle Test Systems, Inc.
                    Attn:  Miriam F. Becerra
                    620 S. Butterfield Road
                    Mundelein, IL 60060

                    If to Sublandlord:

                    Pitney Bowes Inc.
                    Attn:  Director, North American Properties--West
                    MSC 51-05
                    Stamford, CT 06926-0700

                    With a copy to:

                    Trammell Crow Corporate Services
                    Attention:  PBI Lease Administration
                    1687 114th Avenue, S.E., Suite 250
                    Bellevue, WA 98004-6921

                    If to Landlord:

                    Millbrook I, LLC
                    c/o Millbrook Properties LLC
                    Attn:  Property Manager
                    475 Half Day Road, Suite 100
                    Lincolnshire, IL 60069

19. Security Deposit. To secure the full and faithful performance by Subtenant of all of the covenants, conditions and agreements set forth in this Sublease to be performed by it, Subtenant has deposited with Sublandlord the sum of $18,040.00 (the "Security Deposit") on the understanding that:

      (a) the Security Deposit or any portion thereof may be applied to the curing of any default that may exist, including but not limited to a breach for failure to pay Rent, without prejudice to any other remedy or remedies that Sublandlord may have on account thereof, and upon such application Subtenant shall pay Sublandlord on demand the amount so applied which shall be added to the Security Deposit so the same will be restored to its original amount;

      (b) should the Premises be conveyed by Sublandlord (if permitted by the Prime Lease), the Security Deposit or any balance thereof may be turned over to Sublandlord's grantee, and if the Security Deposit is turned over to such grantee, Subtenant hereby releases Sublandlord from any and all liability with respect to the Security Deposit and its application or return, and Subtenant agrees to look solely to such grantee for such application or return;

      (c) Sublandlord may commingle the Security Deposit with other funds, shall not be required to keep the Security Deposit in trust, and shall not be obligated to pay Subtenant any interest;

      (d) the Security Deposit shall not be considered an advance payment of Rent or a measure of damages for any default by Subtenant, nor shall it be a bar or defense to any actions by Sublandlord against Subtenant unless Sublandlord is in default of its lease obligations unrelated to Subtenant's actions or inactions beyond any applicable notice and cure period, then the Security Deposit shall immediately be applied as Rent; and

      (e) if Subtenant shall faithfully perform all of the covenants and agreements contained in this Sublease on the part of the Subtenant to be performed, and provided there exists no default by Subtenant hereunder, the Security Deposit or any then remaining balance thereof, shall be returned to Subtenant, without interest, within thirty (30) days after the expiration of the Term, provided subsequent to the expiration of this Sublease, Sublandlord may retain from the Security Deposit: (i) any and all amounts reasonably estimated by Sublandlord to cover the anticipated costs to be incurred by Sublandlord to remove any signage provided to Subtenant under this Sublease and to repair any damage caused by such removal (in which case any excess amount so retained by Sublandlord shall be returned to Subtenant within thirty (30) days after such removal and repair), and (ii) any and all amounts permitted by law or this Section. Subtenant hereby waives any and all provisions of law, now or hereafter in effect in Illinois or any local government authority or agency or any political subdivision thereof, that limit the types of defaults for which a landlord may claim sums from a security deposit. Subtenant further covenants that it will not assign or encumber the money deposited herein as a Security Deposit and that neither Sublandlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. If Sublandlord retains any money from the Security Deposit as permitted in this subsection above, Sublandlord shall provide Subtenant with notice setting forth an itemization of the amount(s) withheld and a brief description of why such amount(s) were withheld.

20. Landlord's Approval. Notwithstanding anything to the contrary herein, this Sublease is subject and subordinate to and conditioned upon Landlord's written consent to this Sublease (including, without limitation, Section 2 above). If this condition is not satisfied by a date that is five (5) days after Sublandlord's signing of this Sublease, time being of the essence, then this Sublease shall automatically terminate and be of no further force or effect. The parties hereto shall not bring any claim against each other for any loss, cost, expense, damage, or injury caused by or arising out of the failure of Landlord to consent to this Sublease.

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      IN WITNESS WHEREOF, the parties have executed this Sublease the day and year first above written.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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                                            SUBLANDLORD:
                                            PITNEY BOWES INC.

                                            By: /s/ Mary Maarbjerg
                                                --------------------------------
                                                Name: Mary Maabjerg
                                                Title: Vice President
                                                Date:

                                            SUBTENANT:
                                            EAGLE TEST SYSTEMS, INC.

                                            By: /s/ Leonard Foxman
                                                --------------------------------
                                                Name: Ted Foxman
                                                Title: Executive Vice President
                                                Date: 12/16/03